Exhibit 10.20

RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”), made as of the ___ day of ____________, _____ between Axcan Holdings Inc., a corporation organized under the laws of Delaware (the “Company”) and _____________ (the “Grantee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the grant of an special equity award in the form of restricted stock units to be settled in shares of the Company’s common stock, par value $.01 (the “Common Stock”).

This agreement has been established to enable the Restricted Stock Units (defined below) to qualify for the favorable French income tax and social security treatment. The terms of this agreement have been drafted, so as to comply with the provisions of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French employment law. This document shall be construed and operated with that intention.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein, the Company hereby grants to the Grantee the right to receive ____ shares of Common Stock as set forth below (“Restricted Stock Units”). Each Restricted Stock Unit is the right to receive one share of Common Stock of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Axcan Holdings Inc. Management Equity Incentive Plan, to be implemented on or about the date hereof (the “Plan”). The Restricted Stock Units are not granted pursuant to and this Agreement is not governed by the Plan; provided that certain provisions of and definitions set forth in the Plan are relevant to the interpretation hereof or the rights and obligations arising herefrom to the extent expressly provided herein.

2. Grant Date. The Grant Date of the Restricted Stock Units hereby granted is                         .

3. No Beneficial Ownership. The Grantee shall not have any beneficial ownership in the shares of Common Stock underlying the Restricted Stock Units, until the shares of Common Stock are delivered as provided in Section 6, at which time the Grantee shall have all the rights and privileges of a stockholder, subject to the Management Stockholders’ Agreement. Until then, the grant of Restricted Stock Units shall represent an unsecured promise to deliver shares of Common Stock on a future date.

4. Vesting Date. The Restricted Stock Units shall vest as follows: One third (33.33%) of the Restricted Stock Units shall be vested upon the Grant Date, and thereafter one third (33.33%) shall vest on each of                          and                          (each, a “Vesting Date”), subject to the Grantee’s continuing to be employed with the Company or any of its subsidiaries on each such Vesting Date; provided, that any unvested portion of the Restricted Stock Units shall become vested upon the earlier to occur of (i) a Change in Control, subject to the Grantee continuing to be employed with the Company or any of its subsidiaries on such Change in Control, (ii) a Liquidity Event, subject to the Grantee continuing to be employed with the Company or any of its subsidiaries on such Liquidity Event, or (iii) a termination of the Grantee’s Employment by the Company or any of its subsidiaries without Cause or by the Grantee for Good Reason (such occurrence also a “Vesting Date”). Except as provided in this Section 3, any portion of the Restricted Stock Units that is unvested (and does not become vested) on the date the Grantee’s Employment with the Company terminates for any reason shall be forfeited, and the Grantee shall cease to have any rights with respect thereto.

5. Limitation on Transfer. Except as set forth in this Section 5, the shares of Common Stock distributed upon settlement of the Restricted Stock Units shall be distributable only to the Grantee. The Restricted Stock Units shall not be assignable or transferable other than by will or by the laws of descent and distribution. In case of death of the Grantee, his or her heirs may claim the settlement of the vested Restricted Stock within the six-month period following the date of the Grantee’s death.

6. Settlement.

6.1 Settlement Date. Vested Restricted Stock Units shall be settled on the later to occur of the (i) Vesting Date, or (ii) the second anniversary of the Grant Date (the “Settlement Date”). Notwithstanding the foregoing, upon the occurrence of the death of the Grantee, the vested Restricted Stock Units shall be settled at any time upon the request of the Grantee’s heirs, provided that such request is made within the six-month period following the date of the Grantee’s death. The date on which any such request is received by the Company shall be deemed the Settlement Date. Absent any such request within the six month period following the death, the Restricted Stock Unit shall be forfeited. As soon as reasonably practicable following the Settlement Date, subject to Sections 6.2 and 6.3, the Company shall issue to the Grantee (or his or her heirs in case of death), in full and complete satisfaction of all of the obligations of the Company and the rights of the Grantee in respect of such Restricted Stock Units, a number of shares of Common Stock, registered in the Grantee’s name, equal to the number of such Restricted Stock Units that are settled on and as of the Settlement Date.

6.2. Condition to Settlement; Repurchase of Settlement Shares. On or before the transfer of any shares of Common Stock in settlement of vested Restricted Stock Units and as a condition to the Grantee’s right to receive any shares or Common Stock, the Grantee (or his or her heirs) shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement with respect to the shares to be transferred upon such settlement, which Management Stockholders’ Agreement shall be substantially in the form as attached hereto. For purposes of the Management Stockholders’ Agreement, the shares of Common Stock received pursuant to the settlement of all or part of the Restricted Stock Units shall be Investment Shares.

The shares of Common Stock received in settlement of vested Restricted Stock Units shall be held by the Grantee until the earlier to occur of (i) the second anniversary of the Settlement Date, (ii) the Grantee’s death or (iii) the Grantee’s disability1 (such period, the “Restricted Period”). In addition, the Grantee shall be obligated to maintain such shares during the Restricted Period. Notwithstanding the rights granted to and obligations of the Grantee pursuant to Sections 3 and 4 of the Management Stockholders’ Agreement, the effective date for the performance of such right or obligation shall be postponed until the first day following the Restricted Period, and shall otherwise be governed by the terms of the Management Stockholders’ Agreement.

6.3 Condition to Settlement; Satisfaction of Withholding Taxes.

(a) In General. Whenever shares of Common Stock are to be issued to the Grantee in settlement of vested Restricted Stock Units, the Grantee must remit to the Company or its subsidiary which employs the Grantee an amount in cash, by wire transfer of immediately available funds or certified check, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

(b) The amount of such cash, as of the date of settlement of the Restricted Stock Units, must be equal to the full minimum statutory tax withholding amount payable by the Grantee in connection with such settlement.

7. Adjustment.

7.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments as the Board considers appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock subject to the Restricted Stock Units.

7.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Restricted Stock Units outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Restricted Stock Units would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Restricted Stock Units shall not be affected by such transaction).

7.3 Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the consolidated Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the

[1]	Corresponding to the second or the third categories of Article L. 341-4 of the French Social Security Code

surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall either (A) provide for the exchange of each Restricted Stock Unit outstanding immediately prior to such event for a restricted stock unit on some or all of the property for which the shares of stock underlying such Restricted Stock Units are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the number or kind of securities or amount of property subject to the restricted stock units and/ or (B) if appropriate, cancel, effective immediately prior to such event, any outstanding Restricted Stock Unit (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Grantee an amount in cash, with respect to each underlying share of Common Stock, equal to the value, as determined by the Board in its discretion, of securities and/or property (including cash) received by the holders of shares of Common Stock as a result of such event, as the Board may consider appropriate to prevent dilution or enlargement of rights; provided, however, that such cancellation and payment shall either be exempt from or comply with the requirements of Section 409A of the Code.

7.4 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 7.1 through 7.3 hereof, the Board shall, in its discretion, make such adjustments in the number and kind of shares or securities subject to the Restricted Stock Units outstanding on the date on which such change occurs as the Board may consider appropriate to prevent dilution or enlargement of rights.

7.5 Dividends. The Grantee may not be granted any kind of dividend or compensation payment for dividend before the Settlement Date, nor any kind of dividend or compensation payment after the Settlement Date which could be linked to the period preceding the Settlement Date.

7.6 No Other Rights. Except as expressly provided herein, the Grantees shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. No issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Restricted Stock Units.

8. Disclaimer of Rights. No provision in this Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment between any individual and the Company or an Affiliate.

9. Withholding of Taxes. Subject to Section 6 hereof, the Company or its subsidiary which employs the Grantee shall have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Agreement.

10. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11. Representations. The Grantee hereby represents and warrants to the Company and its Affiliates that: (a) the Grantee is aware that this Agreement provides significant restrictions on the ability of the Grantee to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the Restricted Stock Units or the shares of Common Stock received; (b) the Grantee has duly executed and delivered this Agreement; (c) the Grantee’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Grantee is a party or by which it is bound, and (d) the Grantee has been granted the Restricted Stock Units in lieu of a 2007 award to the Grantee, now or in the future, under the Axcan Pharma, Inc. Long-Term Incentive Plan, and the Grantee expressly acknowledges and agrees that the Grantee has no existing or future right to receive any such award.

12. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the provisions thereof governing conflict of laws.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

16. Notice. All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement shall be delivered in accordance with the requirements of the Management Stockholders’ Agreement.

17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

18. Data Protection. As provided by French Law no. 78-17 dated January 6,1978 and amended by Law no. 2004-801 dated August 6, 2004 : the Grantee (a) is entitled to object, on legitimate grounds, to the processing of personal data relating to him or her and (b) is also entitled to request that the personal data relating to him or her be corrected. Furthermore, the Grantee agrees that his/her personal data may be transferred to Axcan Pharma Inc. or to third party service providers (such as stock brokerage services) for the purpose of the Agreement administration, including but not limited to the receipt of shares and the payment of dividends in accordance with applicable regulations.

19. Language. The parties hereto confirm their express wish that this Agreement, as well as all other documents related to it, including notices, be drawn up in the English language only and declare themselves satisfied therewith; les parties aux présentes confirment leur volonté expresse de voir la présente convention de même que tous les documents, y compris tous avis, s’y rattachant, rédigés en langue anglaise seulement et s’en déclarent satisfaits.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement as of the day and year first written above.

AXCAN HOLDINGS INC.

_____________________________

By:

Title:

GRANTEE

_____________________________

Address:

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Acknowledgement of receipt

To be returned to [TO BE COMPLETED]

I, _______________________[GRANTEE] hereby confirm that I have received a copy of the Axcan Holding Restricted Stock Units Grant Agreement and that I fully understand and agree to the terms and conditions thereof.

[DATE]

[GRANTEE]

[SIGNATURE]

_______________________

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